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                     Daimler-Benz Auto Grantor Trust 1995-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.



Collection Period: February 1997
Distribution Date: 3/17/97

Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                            Per $1,000 of Original
                                                                                                Class A/Class B
                                                                                              Certificate Amount
                                                                                            ----------------------
   (i)     Principal Distribution
               Class A Amount                                             $  14,763,446.41        $25.893741
               Class B Amount                                             $     777,023.50        $25.893741

  (ii)     Interest Distribution
               Class A Amount                                             $   1,393,121.58        $2.443408
               Class B Amount                                             $      73,322.19        $2.443408

 (iii)     Amount of Distribution allocable to the Yield
             Supplement Amount                                            $     21,795.96
               Class A Amount                                             $     20,706.16
               Class B Amount                                             $      1,089.80
           Amount of Distribution allocable to the (Excess)
             Shortfall Amount                                             $     22,112.39
               Class A Percentage                                         $     21,006.77
               Class B Percentage                                         $      1,105.62

  (iv)     Monthly Servicing Fee                                          $    250,674.15         $0.417677
               Monthly Supplemental Servicing Fee                         $          0.00         $0.000000
               Class A Percentage of the Servicing Fee                    $    238,140.44         $0.417677
               Class A Percentage of the Supplemental Servicing Fee       $          0.00         $0.000000
               Class B Percentage of the Servicing Fee                    $     12,533.71         $0.417677
               Class B Percentage of the Supplemental Servicing Fee       $          0.00

   (v)     Class A Principal Balance (end of Collection Period)           $271,005,082.83
           Class A Pool Factor (end of Collection Period)                       47.531824%
           Class B Principal Balance (end of Collection Period)           $ 14,263,425.41
           Class B Pool Factor (end of Collection Period)                       47.531824%

  (vi)     Pool Balance (end of Collection Period)                        $285,268,508.24

 (vii)     Class A Interest Carryover Shortfall                           $          0.00
           Class A Principal Carryover Shortfall                          $          0.00
           Class B Interest Carryover Shortfall                           $          0.00
           Class B Principal Carryover Shortfall                          $          0.00

(viii)     Amount Otherwise Distributable to the Seller that
             is Distributed to Either the Class A or Class B
             Certificateholders                                           $          0.00         $0.000000


  (ix)     Balance of the Reserve Fund Property (end of
             Collection Period)
               Class A Amount                                             $  6,001,631.84
               Class B Amount                                             $          0.00

   (x)     Aggregate Purchase Amount of Receivables repurchased
            by the Seller or the Servicer                                 $          0.00